                                                                     Exhibit 4.3
                       INTERLINK COMPUTER SCIENCES, INC.

       AMENDMENT TO REGISTRATION RIGHTS AGREEMENT DATED JANUARY 27,1994



     This Amendment is made effective as of April 25, 1996 and amends the Registration Rights Agreement dated January 27, 1994, as amended on December 27, 1995, (the "Agreement") by and among the Company and the holders of Restricted Securities (as defined in the AGREEMENT).

1. Section 5.4 of the Agreement is hereby amended in its entirety to read as follows:

     "Allocation of Shares in Registrations.
      -------------------------------------
     (a) For the purposes of this Section 5.4, "Initial Public Offering" is defined as the first public registration of the Company's Common Stock on Form S-1, or similar form, filed and made effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Exclusively for the purposes of the Initial Public Offering, the Holders will allow the Company, in consultation with the underwriters, to include as Registrable Securities those shares held by holders of securities who are not currently officers or directors of the Company and who are not subject to a lock-up period substantially similar to Section 5.7 of the Agreement (the "Additional Holders"). For the purposes of this Section 5.4, the securities held by the Additional Holders will be included in the definition of Registrable Securities.

     (b) Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company and/or the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting as to the Initial Public Offering, and as to subsequent registrations, the underwriters may exclude Registrable Securities proposed to be registered, but only so long as the Registrable Securities comprise at least 30% of the offering. In the event that the number of shares of Registrable Securities to be included in a registration shall be limited pursuant to the foregoing, the Company shall so advise all Holders and Additional Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and Additional Holders in proportion, as nearly as practicable, to the respective amounts of Restricted Securities then held by Holders and Additional Holders requesting to have shares included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     (c) Notwithstanding any other provision of this Section 5.4, to facilitate the allocation of shares in accordance with the above provisions, the Company and/or the underwriters may allow each Holder and Additional Holder to include in the Initial Public Offering up to the greater of (i) 1,000 shares or (ii) the proportionate amount calculated in Section 5.4(b) above. Any Holders or Additional Holders who hold fewer than 1,000 Common or Preferred Shares will be required to sell their entire holding if they wish to participate in the Initial Public Offering."

     2.   Miscellaneous. This Amendment will be effective upon execution by a
          -------------
majority in interest of the Holders of Restricted Securities (as defined in the Agreement). The other provisions of the Agreement shall continue in full force and effect pursuant to its terms. This Amendment shall constitute the consent of the undersigned under Section 5.11 and Section 7 of the Agreement to the extent that this Amendment provides additional registration rights or adversely affects the Holders' existing registration rights. This Amendment shall be governed by the laws of the state of California, without regard to their conflicts of laws provisions. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument,

     The foregoing AMENDMENT TO REGISTRATION RIGHTS AGREEMENT is hereby executed as of the date first above written.

"COMPANY"                         INTERLINK COMPUTER SCIENCES, INC.


                                  By:
                                      ------------------------------------

                                  Title:
                                         ---------------------------------

"SHAREHOLDERS"                    IMPERIAL BANK


                                  BY:
                                      ------------------------------------

                                  Title:
                                         ---------------------------------

                                  Address:  2460 Sand Hill Road
                                            Suite 102
                                            Menlo Park, CA 94025


                                  MENLO EVERGREEN V, L.P.
                                  MENLO VENTURES V, L.P.
                                  By:   MV Management IV, L.P.
                                        their General Partner

                                  By:
                                      ------------------------------------
                                                 Thomas Bredt

                                  Title: General Partner

                                  Address:   3000 Sand Hill Road
                                             Building 4, Suite 100
                                             Menlo Park, CA 94025



[SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT DATED JANUARY 27, 1994]

                                       ADTEL LIMITED PARTNERSHIP
                                       ADVENTACT LIMITED PARTNERSHIP

                                       ADWEST LIMITED PARTNERSHIP
                                       GLOBAL PRIVATE EQUITY II
                                        LIMITED PARTNERSHIP
                                       GOLDEN GATE DEVELOPMENT AND
                                        INVESTMENT LIMITED PARTNERSHIP

                                       By:  Advent International Limited
                                             Partnership, General Partner
                                            Advent International
                                             Corporation, General Partner
                                            Andrew I. Fillat, Vice President*

                                       AUSTIN VENTURE CAPITAL LIMITED

                                       TVM EUROPEAN VENTURE NETWORK
                                            LIMITED PARTNERSHIP

                                       By:  Andrew I. Fillat,
                                            Attorney-in-fact*

                                       ADVENT INTERNATIONAL INVESTORS II
                                           LIMITED PARTNERSHIP

                                       By:  Advent International
                                             Corporation, General Partner
                                       By:  Andrew I. Fillat, Vice President*

                                       *    For all of the above:


                                       -------------------------------------
                                                   Andrew I. Fillat

                                       Address:    101 Federal Street
                                                   Boston, MA 02110



[SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT DATED JANUARY 27, 1994]

                       INTERLINK COMPUTER SCIENCES, INC.

                      AMENDMENT TO SHAREHOLDERS' AGREEMENT

                       AND REGISTRATION RIGHTS AGREEMENT


     This Amendment is made effective as of December 27, 1995 and amends the Shareholders' Agreement dated January 27, 1994 by and among Interlink Computer Sciences, Inc. (the "Company") and the shareholders of the Company listed on Exhibit A thereto, as amended (the "Shareholders' Agreement"), and the
- ---------
Registration Rights Agreement dated January 27, 1994 by and among the Company and the shareholders of the Company listed on Exhibit A thereto, as amended (the
                                              ---------
"Registration Rights Agreement").

                                   AGREEMENT
                                   ---------

     1.   Shareholders' Agreement. The right of first refusal provisions of the
          -----------------------
Shareholders' Agreement are hereby amended to specify that the definition of "New Securities" in Section 3. 1 does not include either (i) the warrants (and the 162,500 shares of Series 1 Preferred Stock underlying such warrants) to be issued to Imperial Bank in connection with the credit facility provided by Imperial Bank on or about December 28, 1995, for the purpose of the acquisition of all of the outstanding capital stock of New Era Systems Services, Inc. (the "New Era Acquisition"), or (ii) the warrants (and the 700,000 shares of Common Stock underlying such warrants) to be issued to certain securityholders of New Era in connection with the New Era Acquisition.

     2.   Registration Rights Agreement. The Registration Rights Agreement is
          -----------------------------
hereby amended to include in the definition of "Registrable Securities" the 700,000 shares of Common Stock issuable upon exercise of the warrants issued in connection with the New Era Acquisition and the 162,500 shares of Common Stock issuable upon conversion of the Series 1 Preferred Stock underlying the warrants issued to Imperial Bank in connection with the New Era Acquisition. Pursuant to
Section 5.11 of the Registration Rights Agreement, the undersigned consent to the grant of such additional registration rights.

     3.   Miscellaneous. This Amendment has been executed by a majority in
          -------------
interest of the Series 1 Preferred held by the shareholders of the Company listed on Exhibit A to the Shareholders' Agreement and by a majority in interest
          ---------
of the holders of Restricted Securities (as defined in the Registration Rights Agreement). The other provisions of the Shareholders' Agreement and the Registration Rights Agreement shall continue in full force and effect pursuant to the terms of such agreements. This Amendment shall be governed by the laws of the state of California, without regard to their conflicts of laws provisions. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     This Amendment to the Shareholders' Agreement and the Registration Rights Agreement is executed effective as of the date first written above.


INTERLINK COMPUTER SCIENCES, INC.      ADTEL LIMITED PARTNERSHIP
                                       ADVENTACT LIMITED PARTNERSHIP
By:                                    ADWEST LIMITED PARTNERSHIP
   -------------------------------     GLOBAL PRIVATE EQUITY II
                                          LIMITED PARTNERSHIP
Title:                                 GOLDEN GATE DEVELOPMENT AND
      ----------------------------        INVESTMENT LIMITED
                                          PARTNERSHIP


MENLO VENTURES IV, L.P.                By: Advent International Limited
                                             Partnership, General Partner
By:
   -------------------------------     By: Advent International Corporation,
       MV Management IV, L.P.                General Partner
       Its General Partner             By: Andrew I. Fillat,Vice President*

                                       AUSTIN VENTURE CAPITAL LIMITED

By:                                    TVM EUROPEAN VENTURE NETWORK
   -------------------------------          LIMITED PARTNERSHIP
          General Partner
                                       By: Andrew I. Fillat, Attorney-in-fact*

MENLO EVERGREEN V, L.P.

                                       ADVENT INTERNATIONAL INVESTORS II
By:                                        LIMITED PARTNERSHIP
   -------------------------------
       MV Management IV, L.P.          By: Advent International Corporation,
       Its General Partner                   General Partner
                                       By: Andrew I. Fillat, Vice President*

By:                                    *For all of the above:
   -------------------------------
           General Partner


                                             ---------------------------------
                                             Andrew I. Fillat

                                             Address: 101 Federal Street
                                                      Boston, MA 02110

- -------------------------------------------------------------------------------
                      INTERLINK COMPUTER SCIENCES, INC.

                         REGISTRATION RIGHTS AGREEMENT


                               January 27, 1994

- -------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   Definitions..........................................................  1

2.   Restrictions on Transferability......................................  3

3.   Restrictive Legend . ................................................  3

4.   Notice of Proposed Transfers.........................................  3

5.   Registration Rights..................................................  4

     5.1   Requested Registration.........................................  4
     5.2   Piggy-Back Registration........................................  6
     5.3   Registration on Form S-3.......................................  6
     5.4   Allocation of Shares in Registrations..........................  7
     5.5   Expenses of Registration.......................................  7
     5.6   Registration Procedures........................................  8
     5.7   Lockup Agreement...............................................  9
     5.8   Indemnification................................................  9
     5.9   Rule 144 Reporting............................................. 11
     5.10  Transfer of Registration Rights................................ 12
     5.11  Limitations on Subsequent Registration Rights.................. 12
     5.12  Termination of Rights.......................................... 12

6.   Information by Company............................................... 13

     6.1  Annual and Quarterly Financial Information...................... 13
     6.2  Monthly Financial Information................................... 13
     6.3  Confidentiality Agreement....................................... 13
     6.4  Termination..................................................... 14

7.   Amendment............................................................ 14

8.   Counterparts......................................................... 14

9.   Governing Law........................................................ 14

10.  Entire Agreement..................................................... 14

11.  Notices, Etc......................................................... 14

12.  Prior Agreement; Waiver.............................................. 15

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the 27th day of January, 1994 by and among INTERLINK COMPUTER SCIENCES, INC., a California corporation (the "Company"), and the shareholders of the Company listed on Exhibit A attached hereto (the "Shareholders").

                                   RECITALS:

     WHEREAS, the Company and certain Shareholders are party to that certain Amended and Restated Shareholders' Agreement dated October 20, 1992 (the "Prior Agreement") providing such Shareholders with, among other things, registration rights; and

     WHEREAS, the Company has agreed to sell shares of its Series 1 Preferred Stock to certain purchasers (the "Purchasers") and desires to provide those Purchasers with, among other things, registration rights as provided herein; and

     WHEREAS, the parties desire to amend and restate the Prior Agreement to set forth all obligations, rights and terms with respect to the above stated matters in one document.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Shares" shall mean those shares of the Company's Common Stock
           -------------
indicated on Exhibit A hereto as being held by a Shareholder .

          "Conversion Stock" means shares of the Company's Common Stock issued
           ----------------
or issuable pursuant to conversion of the Company's Series 1 Preferred Stock.

          "Debtholder Shares" means any Common Stock issued or issuable to any bank, savings and loan association, equipment lessor or other institution or entity which provides debt financing to the Company now holding or hereafter issued warrants to purchase shares of the Company's equity securities provided that (a) at the time a warrant is issued to such entity the Board of Directors grants such entity rights hereunder and (b) such entity agrees to be bound by the provisions hereof, which agreement shall be evidenced by such entity's execution hereof (and, upon execution hereof, such entity shall be deemed to be included within the definition of "Shareholder" for all purposes hereunder).

          "Holders shall mean the holders of Registrable Securities or any
           -------
securities of the Company convertible into Registrable Securities, or any transferee of such Holder under Section 13.

          "Initiating Holders" shall mean any Shareholders or transferees of
           ------------------
Shareholders under Section 5.9 hereof who in the aggregate are Holders of not less than 25% of the then outstanding Registrable Securities.

          "Preferred Shares" shall mean those shares of the Company's Series 1
           ----------------
Preferred Stock indicated on Exhibit A hereto as being held by a Shareholder and additional shares of Series 1 Preferred issued in respect of such shares upon any stock split, stock dividend or the like.

          "Registrable Securities" means (i) the Common Shares, (ii) the
           ----------------------
Conversion Stock; (iii) the Debtholder Shares; and (iv) any Common Stock of the Company issued or issuable in respect of any stock described in clauses (i),
(ii) or (iii) above; excluding in all cases, however, any Registrable Securities sold by a Holder including a sale pursuant to a registration statement under this Agreement, a transaction pursuant to Rule 144 promulgated under the Securities Act or any other transaction in which registration rights are not transferred pursuant to Section 5.9 hereof.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Section 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and disbursements of one counsel to the selling Holders and the expense of any special audits incident to or required by any such registration, but excluding Selling Expenses (as defined below),

          "Restricted Securities" shall mean (i) the Registrable Securities and
           ---------------------
(ii) the Preferred Shares.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders.

     2.   Restrictions on Transferability. The Restricted Securities shall not
          -------------------------------
be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Restricted Securities will cause any proposed transferee of such securities to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.   Restrictive  Legend.  Each  certificate  representing Restricted
          -------------------
Securities shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws)

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     4.   Notice of Proposed Transfers.  The holder of each certificate
          ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall, if the Company so requests, be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or no action letter need be obtained with respect to a transfer without consideration to
(A) any affiliated entity of a holder of Restricted Securities, (B) a partner active or retired, of a holder of Restricted Securities, (C) the estate of any such partner or a trust established for the benefit of the descendants or any relatives or spouse of such partner, (D) to a parent corporation or wholly-owned subsidiary of a holder of Restricted Securities or to a wholly-owned subsidiary of such parent, or (E) to the spouse of a holder of Restricted Securities; provided, in any such case, that the transferee agrees in writing to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.   Registration Rights.
          -------------------

          5.1  Requested Registration.
               ----------------------

               (a) In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to some or all of the Registrable Securities held by them and, provided such registration will involve the sale of Common Stock to the public at an offering price of at least $6.875 per share (subject to appropriate adjustment for stock splits, dividends, combinations and the like) and an aggregate offering price to the public of at least $10,000,000, the Company will:

                    (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best lawful efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities law and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or Commonholders' Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.1:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) Prior to six months following the Company's first registration under the Securities Act;

                    (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), providing that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective (and provided, further, that the Company cannot pursuant to this Section 5.1
(a)(ii)(C) delay implementation of a demand for registration more than once in any 24-month period);

                    (D) After the Company has effected two such registrations pursuant to this subsection 5.1, and such registrations have been declared or ordered effective; or

                    (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best lawful efforts to register, qualify or comply under this Section 5.1 shall be deferred once (with respect to any demand for registration hereunder) for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided that the Company may, by furnishing another certificate pursuant to this Section 5.1(a)(ii)(E), delay implementation of a demand for registration for successive periods of up to ninety (90) days each.

               Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

               (b)  Underwriting. In the event that a registration pursuant to
                    ------------
 Section 5.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
 Section 5.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided in Section 5.4 hereof.

               The Company, together with all Holders and other holders proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. If any Holder of Registrable Securities (or other holder distributing its securities through the underwriting) disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

               (c) The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 5.1 unless permitted to do so by the written consent of Holders who hold a majority of the Registrable Securities as to which registration has been requested or unless the underwriter shall indicate in writing to the Initiating Holders that the inclusion of the shares to be sold for the account of the Company will not adversely affect the registration, the price of the shares to be sold and the number of shares to be sold for the account of the Holders. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or stock option plan or a transaction contemplated by Rule 145 of the Commission) to be initiated after a registration requested pursuant to Section 5.1 and to become effective less than 9O days after the effective date of any registration requested pursuant to Section 5.1.

          5.2  Piggy-Back Registration.  If at any time the Company shall
               -----------------------
determine to register any of its securities other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction or

(iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of convertible debt securities that are also being registered, then:

               (a) the Company will promptly give to each Holder written notice thereof; and

               (b) will, subject to Section 5.4, include in such registration (and any related qualification under state securities laws) and in any underwriting involved therein all the Registrable Securities specified in a written request or requests made within 15 days after receipt of such written notice from the Company by any Holder.

          5.3  Registration on Form S-3.   If a Holder or Holders request that
               ------------------------
the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register such shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or any successor thereto) . In the event of a request pursuant to this Section 5.3, the Company shall follow the procedures, and the rights and obligations of the parties shall be subject to the limitations, set forth in Section 5.1 as if such Section applied to registrations on Form S-3; disregarding, however, the transaction size requirements of Section 5.1(a).

          5.4  Allocation of Shares in Registrations.  Notwithstanding any other
               -------------------------------------
provision of this Agreement, if the managing underwriter advises the Company and/or the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting as to the first registered public offering of the Company's Common Stock, and as to subsequent registrations, the underwriters may exclude Registrable Securities proposed to be registered, but only so long as the Registrable Securities comprise at least 30% of the offering. In the event that the number of shares of Registrable Securities to be included in a registration shall be limited pursuant to the foregoing, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Restricted Securities then held by Holders requesting to have shares included in the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included
in such registration.   To facilitate the allocation of shares in accordance
with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.


          5.5  Expenses of Registration.
               ------------------------

               (a) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5.1 or 5.2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.

               (b) With respect to the first two registrations effected pursuant to Section 5.3, all Registration Expenses incurred shall be borne by the Company and all Selling Expenses relating to securities registered by the Holders in such registrations shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered. With respect to any additional registrations effected pursuant to Section 5.3, all Registration and Selling Expenses shall be borne by the Holder or Holders participating in the registration on Form S-3 pro rata according to the number of Registrable Securities so registered.

          5.6  Registration Procedures.
               -----------------------

               (a) In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                    (i) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                    (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                    (iii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; and

                    (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (b)  In the event of any registration pursuant to Sections 5.1 or
5.2 hereof, the Company will exercise its best efforts to register and qualify the securities covered by the registration statement under such other securities laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Section 8(b) to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling Holders, such expenses shall be payable pro rata by selling Holders.

               (c)  Information by Holder.  The holder or holders of Registrable
                    ---------------------
Securities included in any registration shall furnish to the Company such information regarding such party and the distribution proposed by such holder or holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         5.7   Lockup Agreement.  In consideration for the Company agreeing to
               ----------------
its obligations under this Agreement, each Holder hereby agrees in connection with the first registration of the Company's securities not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or underwriters managing the offering, as the case may be, for such period of time from the effective date of such registration as the underwriters may specify; provided, however, that such Holder shall be relieved of its obligations under this Section 5.7 unless all executive officers and directors of the Company enter into similar agreements. Each Holder hereby agrees that, upon the request of the Company or the underwriters, it will confirm in writing the provisions of this Section 5.7.

          5.8  Indemnification
               ---------------

               (a) The Company will indemnify each Holder, each of its officers and directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) , including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus, made in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if the untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in the Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company, any underwriter or any Holder, if there is no underwriter, if the untrue statement) or omission (or alleged omission) was corrected in the Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (c)  Each party entitled to indemnification under this Section
5.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the
Indemnifying Party of its obligations under this Agreement.   No Indemnifying
Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          5.9  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

               (c) Furnish to holders of Restricted Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 9O days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          5.10 Transfer of Registration Rights.  The rights and obligations
               -------------------------------
granted to Holders under this Agreement may be assigned to a transferee or assignee (other than a competitor of the Company) who acquires at least 100,000 Common Shares (or all such shares originally purchased from the Company by Holder, if less than 100,000) that have not been sold to the public (other than an acquisition pursuant to an open market purchase), provided that the Company is given written notice of such assignment prior to such assignment and that the transferee is not a person deemed to be a competitor of the Company by the Board of Directors. Notwithstanding the above, the rights and obligations granted Holders under this Agreement may be freely assigned to any affiliated entity or any constituent partner of a Holder, where such Holder is a partnership, or to any parent or subsidiary corporation where such Holder is a corporation.

          5.11 Limitations on Subsequent Registration Rights.  From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then held by Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration filed under Section 5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not diminish the amount of Registrable Securities that are includable pursuant to this Agreement.

          5.12 Termination of Rights.  The rights granted pursuant to this
               ---------------------
Section 5 to have shares included in a registration shall terminate as to any Holder at such time as such Holder may sell under Rule 144 in any single three month period all Registrable Securities then held by such Holder and, at such time, the shares held by any such person shall no longer be deemed to be "Registrable Securities."

     6.   Information by Company.  The Company hereby covenants and agrees as
          ----------------------
follows:

          6.1  Annual and Quarterly Financial Information.  The Company will
               ------------------------------------------
furnish the following reports to each Holder for so long as such Holder is a holder of shares of the Restricted Securities:

              (a) As soon as practicable after the end of each fiscal year, and in any event within 9O days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

               (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders' equity of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except that no notes thereto need be included), all in reasonable detail, subject to changes resulting from year-end audit adjustments.

          6.2  Monthly Financial Information.  The  Company will furnish the
               -----------------------------
following reports to each Holder who holds at least 225,000 shares of Restricted Securities (appropriately adjusted for any stock split, reverse stock split recapitalization and the like) as soon as practicable after the end of each month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and statements of cash flows and consolidated statements of income for each month and for the current fiscal year to date, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors. Notwithstanding the above, the Company is under no obligation to prepare and deliver any of the financial documents referred to in this Section 6.2 that are not otherwise prepared for the Company's own internal use.

          6.3  Confidentiality Agreement.   Each Holder and any successor or
               -------------------------
assign of such Holder who receives from the Company or its agents, directly or indirectly, any information that the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 6, acknowledges and agrees that such information is confidential, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor, attorney and its constituent partners or affiliated entities.

          6.4  Termination.  All rights under this Section 6 shall terminate at
               -----------
such time as the Company becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended

     7.   Amendment.  This Agreement and any term hereof may be amended, waived,
          ---------
discharged or terminated by a written instrument signed (in one or more counterparts) by the Company and by holders of a majority in interest of the Restricted Securities; provided, however, that in the event such amendment or waiver adversely affects the rights and/or obligations of holders of Preferred Shares (or the Common Shares issuable upon conversion of the Preferred Shares) in a different manner than it affects the other Holders, such amendment or waiver shall also require the written consent of a majority to the holders of the then outstanding Preferred Shares (and/or the holders of a majority of the Common Shares issued upon conversion of the Preferred Shares). Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each Holder whether or not such Holder consented in writing to the amendment or waiver.

     8.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     9.   Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California.

     10.  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     11.  Notices Etc.  All notices and other communications required or
          -----------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A, or at such other address as such Holder shall have furnished to the Company in writing in accordance with this Section 12, or (b) if to the Company, at its principal office; provided, however, that if any such notice or other communication requires a response to be made or other action to be taken by the recipient within 15 calendar days from the date thereof, the Company shall send the notice, at its election, by a service that guarantees delivery within two days, by telegram or by mailgram, any of which shall be deemed effectively given two days after delivery of such notice to such service.

     12.  Prior Agreement; Waiver.   This Agreement supersedes and replaces the
          -----------------------
Prior Agreement in its entirety, and such Prior Agreement shall be of no further force or effect upon execution of this Agreement by the Company and by holders of a majority is interest of the Registrable Securities (as that term was defined under the Prior Agreement).

  The foregoing REGISTRATION RIGHTS AGREEMENT is hereby executed as of the date first above written.


"COMPANY"                              INTERLINK COMPUTER SCIENCES, INC.


                                       By:
                                          --------------------------------


"SHAREHOLDERS"


                                       -----------------------------------
                                           (Print Name of Shareholder)


                                       By:
                                          --------------------------------
                                                     (Signature)

                                       Title:
                                              -------------------------------
                                                    (Title of Signatory,
                                                       if applicable)

                                     -17-